Exhibit 10.2
[EXECUTION COPY]
Bank of America, N.A.
100 Federal Street
Boston, Massachusetts 02110
December 31, 2010
Parexel International Corporation
195 West Street
Waltham, Massachusetts 02451
Attention: Peter Rietman, Vice President and Treasurer
     Re: Amendment to Loan Agreement
Ladies and Gentlemen:
     Reference is hereby made to that certain letter loan agreement, dated September 23, 2010 (as amended, modified, extended, supplemented or restated and in effect from time to time, the “Loan Agreement”), by and between Parexel International Corporation, a Massachusetts corporation (the “Borrower”) and Bank of America, N.A. (the “Lender”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Loan Agreement.
     The Borrower has requested, and the Lender has agreed, that the definition of the term “Maturity Date” contained in Exhibit A to the Loan Agreement be amended as follows:
“Maturity Date: The earlier of (x) June 30, 2011 and (y) the date that all “Obligations” under and as defined in the Incorporated Agreement shall be refinanced or repaid and all of the commitments to lend of the lenders thereunder shall be terminated.”
     This letter agreement (this “Amendment”) shall be effective as of the date first set forth above (the “Closing Date”) and is subject to the condition precedent that the Amendment shall be duly executed and delivered by each of the Lender and the Borrower.
     In consideration of the accommodations made by Lender pursuant to this Amendment, the Borrower hereby agrees to pay to the Lender a fee in an amount equal to $25,000 (the “Extension Fee”). The Extension Fee shall be fully-earned on the Closing Date and payable in full in cash on January 3, 2011. The Borrower hereby acknowledges and agrees that, once paid, the Extension Fee shall not be refundable for any reason whatsoever. The parties hereto agree that the failure to pay the Extension Fee when due shall constitute an immediate Event of Default under Section 4(a) of the Loan Agreement, without regard to any grace period referred to therein.
     The Borrower hereby represents and warrants to the Lender, after giving effect to this Amendment, as follows: (i) that the representations and warranties contained in the Loan Agreement are true and correct at and as of the date made and as of the date hereof, except (a) to the extent of changes resulting from transactions contemplated or permitted by this Amendment and (b) to the extent that such representations and warranties specifically refer to an earlier date, in which case such representations and warranties are true and correct as of such earlier date; and (ii) as of the date hereof there exists no Default or Event of Default.
     This Amendment relates only to the specific matters expressly covered herein, shall not be considered to be an amendment of any rights or remedies the Lender may have under the Loan Agreement or under any other Loan Document, and shall not be considered to create a course of dealing or to otherwise obligate in any respect the Lender to execute any similar or other consent or grant any amendments under the same or similar or other circumstances in the future.
     This Amendment may be executed in counterparts which, when taken together, shall constitute an original. Delivery of an executed counterpart of this letter amendment by facsimile or electronic transmission (including .pdf format via electronic mail) shall be equally effective as delivery of a manually executed counterpart.
     Pursuant to Section 5(h) of the Loan Agreement, the Borrower shall pay all reasonable out-of-pocket expenses incurred by the Lender (including the reasonable fees, charges and disbursements of counsel for the Lender), in connection with the preparation, negotiation, execution and delivery of this Amendment (whether or not the transactions contemplated hereby shall be consummated).
     This Amendment shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York.
[Remainder of Page Left Intentionally Blank]

Sincerely yours, BANK OF AMERICA, N.A.,
By:
Name:
Title:

Accepted and agreed as of the date first set forth above: PAREXEL INTERNATIONAL CORPORATION
By:
Name:
Title: